Rental Contract

Between

Hesta Beteiligungsgesellschaft mbH,
Schutzenstrasse 18, 78315 Radolfzell,
                                                               - as landlord -
represented by General Manager Mr Arnold Kannenberg

                                     and

Dentsply DeTrey GmbH, De-Trey-Strasse 1, 78467 Konstanz
                                                                 - as tenant -
represented by Mr. Claus-Peter Jesch / Vice President and General Manager and Mr. Antony Gerrit van Essen / Director Operations

the following rental contract for commercial space will be entered into


                             ss. 1 Rental Property

1. The landlord rents to the tenant the rooms and surfaces described in the following, located at Schutzenstrasse 50 / Guttingerstrasse 35, 78315 Radolfzell, for the purpose of operating a logistics and merchandise handling centre comprising warehouse, surfaces for offices and handling processes, in accordance with the coloured maps in Attachment 1:
    approx. 603 m(2) ramp surface,  approx. 2167 m(2) high bay warehouse,
    approx.    5.698 m(2) consignment surface, approx . 379 m(2) office
    surface,  approx. 673 m(2) secondary surface and 220 m2 reservespace.

    Parking spaces, of which construction law states that evidence be submitted, (according to pre-draft approx. 18 parking spaces) will be made available by the landlord according to the traffic plan.

    The tenant receives the rental property in the following constructional status according to status description (Attachment 2) :
    [detailed
    description.............................................................]

    Further renovation of the object for contractually stipulated use is responsibility of the tenant. The landlord approves the measures, provided no manipulation of the building substance takes place. The renovation consists mainly of expansion of the sprinkler installation for shelves.

    The landlord  guarantees  that the rental property is suitable to meet the requirements to fulfil the contractually intended purpose in both constructional and legal aspects, at the point of contract begin, in terms of type, situation, quality and condition.
    The tenant must apply for and ensure, at own cost, the availability of any necessary permits, concessions, approvals and other papers, as far as these stand in connection with his person or employer.


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2.    Included in the rental property are the additional  objects contained in the enclosed inventory list, Attachment 3.
3.    The  following  keys will be handed  over to the  tenant  upon  contract begin: [..........................].


                           ss. 2 Duration of Contract

1.    Rental is expected to begin on 01.01.2004 and end on 31.12.2008.

2. The tenant is entitled to demand in written form a five-year extension (option) of the rental contract, of which the landlord must be in receipt at least 12 months prior to termination of the rental contract. Within this period of time, the tenant is entitled to give notice of contract with 12 months notice to the end of each year.
3. If the tenant makes use of his right to option, the contract is extended by one year at a time following expiry of the contract period including the option period, that is, following 10 years since contract begin, unless a contracting party objects to the extension in writing with 12 months notice .


Investments made by the landlord to the benefit of the tenant will be compensated upon termination of the contract according to the agreed terms of ss. 15 subsection 3.

After termination of the rental contract, an implied extension of contract according to ss. 568 BGB (civil code) will not be considered.


                      ss. 3 Revocation/Exceptional Notice

The  parties  are  aware  that the  permits  under  public  law for the  legal generation of the rental property have not yet been issued. The landlord is entitled to revoke the agreement or give notice if the required permits are not issued. The tenant is not entitled to submit a damage claim in such case. Revocation or submission of notice must take place in writing, without time limit. The landlord may give immediate notice with immediate effect for important reasons, especially in the case of continued use of the rental property in violation of the contract despite a warning or repeated violation of the contract, insolvency of the tenant or insolvency proceedings having commenced with reference to the assets of the tenant.

                       ss. 4 Rent and Operating Expenses

1.    The annual basic rent amounts to (euro)500 000.00,
    at contract begin the monthly rent amounts to :
     a) basic rent                               41 666.50      EURO
     b) advance payment for operating expenses EURO 1,00/m(2) x 9742 m(2) = 9742.00 EURO
     c) current valid turnover tax on  a) and b) currently 16%   EURO
     Total:                                                     EURO



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2.    By mutual agreement,  the rented useful floor space has been established to be approx. 9742m(2) for calculation purposes. The useful floor space is the sum of the secondary useful surfaces and the primary usable floor space according to DIN 277 with reference to the architects plans. Deviations of up to 5 % from the actual useful floor space are
    acceptable.   The  entire   usable   floor  space  of  the   building  has
    provisionally been established to be approx. 42790 m(2) gross. The useful floor space of the rental property thus initially corresponds to 21.99 % of the useful floor space of the entire building. The tenant is aware that within the process of converting the function of the building the proportion of the surfaces of the rental property to the entire property
    has  not  been  finally  established.   The  required  adaptation  of  the
    proportion will be undertaken by the landlord according to his fair judgement.
3. The tenant also carries the operating costs acc. to Attachment 3 of ss. 27 subsection 1 of the Second Computation Ordinance in the currently valid version (enclosure in Attachment 4) , insofar as they are allocable to the tenant. Payments made by the landlord may be factored into the determination of operating and administrative expenses and costs for special services in the amount of the costs saved for comparable services performed by Third Parties, but without accounting for turnover tax. For the duration of the rental contract the landlord is entitled to transfer newly incurred operating costs, taxes and fees to the tenant, as far as this point was subjected to true assessment by the contracting parties at contract begin.
4. In as far as it is possible to be invoiced directly by energy or service suppliers, the tenant is obliged to do so.

5.    The following cost assessment formula applies:
a)    Recording of consumption/use according to consumption
b)    For overlapping  areas,  recording of  consumption/use  according to use and, for example, useful surface area.
c)    According to useful surface area for all other.

    The landlord may change the cost assessment formula acc. to his own fair judgement, provided this is justifiably in his interest and mutually agreed.

6. The tenant transfers monthly advance payments for operating expenses, which are balanced annually by the landlord.. The landland can alter payment intervals if justified by practical considerations. The tenant receives annually a specified record of expenses.

7. Each party to the contract may, following balancing of annual accounts, demand reasonable adjustment to the sum of the advance payment of operating expenses, in writing

                           ss. 5 Change in Basic Rent



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1.    As a  precautionary  measure,  the landlord  declares his  obligation to obtain a negative attestation from the Bundesamt fur Wirtschaft (,,Federal Department of Economy") (Address: Bundesamt fur Wirtschaft, Ref. III 6, Frankfurterstrasse 29/31, 65760 Eschborn.) The parties agree that each contracting party may demand adjustment of the amount of basic rent, if the official cost of living index issued by the Federal Bureau of Statistics, , based on 100 from the year 1995, changes by at least 5 points compared to the index applying at the time of signing of the contract, or compared to a previous increase. The change is determined according to rental rates applying to comparable objects rented for the first time in similar locations (adjustment clause). Insofar as no other agreement has been made, the change in basic rent applies in the month following the demand for adjustment.. Should an agreement between the parties not be forthcoming within a month, an official appraiser, publicly appointed and sworn in by the responsible chamber of commerce, will determine the amount of the new basic rent upon application submitted by one of the contracting parties. The costs of the appraiser will be born equally by both parties.


                             ss. 6 Security Deposit

1. The tenant is obliged to pay to the landlord, to cover all claims made by the landlord in connection with the rental agreement, a security in form of directly liable, irrevocable, unlimited and unconditional guarantee drawn on a major bank or public savings institute at the value of half the annual basic rent, that is 250.000 EURO. Upon increase of the basic rent, the security deposit will be increased if so demanded by the landlord. .

2. The tenant must hand over the written commitment to a bank guarantee to the landlord prior to surrender of the rental property. Should this commitment not be forthcoming in spite of warning, the landlord is entitled to revoke the rental contract or give immediate notice.

3. The landlord is entitled to make use of the security deposit during the rental period even if the tenant has objected to the claim by the landlord. The landlord can require the tenant to replenish the depleted security deposit to meet the sum agreed on in the contract.

                     ss.7 Rental Payment and Extra Charges

1. The rent including operating costs is payable to the landlord monthly in advance, without charges, on the third working day of the month, as follows.
         Recipient:  ........................
         Account No.:........................
         Credit Institute:........................
         Bank Code No:    ........................

2. Upon request by the landlord, the tenant is obligated to effect payment by automatic deduction by the credit institute. By repeated delay in payment the tenant may not derive entitlement to delayed payment.


                  ss. 8 Reduction, Set-Off, Right of Retention


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1.    The tenant can only effect  set-off or  reduction  or retention by means of a counter-claim to the claims by the landlord based on this contract, on the condition that his counter-claim is undisputed, legally valid or
   ripe  for  judgement.   Set-off,   reduction  or  exercising  of  right  to
   retention are only admissible if the tenant has notified the landlord in writing of his intention at least one month prior to due date of rent.

2. A set-off, reduction or retention of the advance payment of operating expenses by the tenant is not admissible.


           ss. 9 Interior Redecoration, Minor Repairs and Maintenance

1. Interior redecoration is undertaken by the tenant during the rental period. This comprises expert painting of walls and ceilings, heating elements, panelling, windows, inner and outer doors. Interior redecoration is to be carried out as soon as the degree of wear and tear warrants such action. The tenant is further obligated to ensure, when necessary, expert treatment of the present flooring including bordering, and renewal if necessary.

2. The tenant bears the costs for minor maintenance and repair work on and within the rented property up to a sum of 5 % of the net monthly rent for single measures and limited to an annual maximum of
      (euro) 10 000.00. Necessary maintenance measures are carried out by the tenant and the costs carried by him.



                       ss. 10 Constructional Alterations

1. Constructional alterations effected by the tenant must be approved by the landlord. Action taken without this approval must be retracted immediately upon request by the landlord, by the tenant at the tenants' costs whereby the building must be restored to its original state. . Following warning with no reaction within a reasonable period of time, the landlord is entitled to take action at the tenants' cost. The landlords' right to demand restoration at tenants' cost of the original constructional state following end of the rental period, is not influenced by any approval he has issued for constructional changes by the tenant. The tenant is liable for all damage arising from constructional measures he has undertaken.
2. Externally visible advertising on the rental property must be approved by the landlord. At the end of the rental period the original state is to be restored, with no claim to reimbursement of costs, irrespective of any approval issued by the landlord for advertising actions.

                         ss. 11 Liability of the Tenant


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1.    The tenant is liable to the  landlord for damage to the rented rooms and
    building  as  well  as  to  the  rented  rooms  or  the   facilities   and
    installations belonging to the buildings/economic entity, caused by him or persons in the warehouse, as far as he can be held to account. The tenant must provide proof that culpable conduct did not take place, in as far as rooms, facilities and installations fall within his custody. The tenant is liable for accidents or acts of God.

2. The tenant is responsible for traffic safety measures in the rented facilities and surfaces. The tenant releases the landlord from claims arising from violation of the traffic safety obligations, provided the landlord cannot also be held responsible.

3. The tenant is obligated to take up and maintain the following insurance with adequate coverage:
      - Operational liability insurance including damage to persons, possessions and assets. Glass insurance and operational interruption insurance are recommended.

    The insurance policies are to be signed at the latest immediately following conclusion of the rental contract and shown to the landlord. The tenant is obligated to inform the landlord immediately of any change in his operations and of any technical or similar changes which could increase the hazard level. The tenant is responsible for accounting for such changes in any insurance agreements he is obligated to conclude. Failure to provide or continue the agreed insurance despite warning entitles the landlord to give notice with immediate effect.


                      ss. 12 Entering the Rental Property

The landlord or a person appointed by him may enter the rental property at reasonable intervals during operating hours with due advance notice, for the purpose of examining conditions. If the landlord intends to sell the property or the rental contract has been terminated or revoked, the landlord or an appointed person are allowed to enter the rented rooms with the person interested in renting or purchasing. The tenant must ensure that the rented facilities can also be accessed during extended absence (for example, company holidays) in order to permit the landlord to exercise his rights as landlord.


                          ss. 13 Subletting/Conversion

1. Subletting must be approved by the landlord, which approval only applies to each single case of subletting and may be revoked by the landlord for important reasons. If the tenant continues to sublet without approval despite warning, the landlord is entitled to give immediate notice of rental contract with immediate effect.

2. In the case of change of company proprietor or legal form of the tenant, all rights and obligations are transferred to the new company proprietor of the new legal form.


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                     ss. 14 Termination of Rental Contract

1. The rental property is to be completely vacated at the end of the rental period and restored to its original state at contract begin. Of special importance are the constructional alterations which are to be dismantled, added installations removed, and interior redecoration carried out, irrespective of issued approval by the landlord.

2. The landlord is entitled to adopt and reimburse the tenant at a fair price any installations, facilities and constructional alterations added by the tenant.

3. The landlord has made significant investments to the benefit of the tenant at begin of the contract period. The total planned investment volume for the rental property amounts to EURO 3 054 000.00, the proportion of expenditures to the benefit of the tenant amounts to EURO 706 000.00. This proportional sum capitalises over 10 years to EURO 1.264.000,00, per year EURO 126.400,00. If the rental contract is terminated before a 10-year period of time, the tenant pays compensation to the landlord for the investments made in relation to and for the tenant in the amount of EURO 706 000.00, as follows: For the number of years for which the option according to ss.2 subsection 2 was not made use of, a compensation payment becomes due in the amount of EURO 126 000.00 multiplied by the number of years involved. The amount of EURO 126.000,00 is based on the above mentioned capitalised investment sum of EURO 1.264.000,00 divided by 10 years. The following compensation payments will thus become due:
    End of contract on    31.12.2008:          EURO 632.000,00
                     31.12.2009:          EURO 504.000,00
                     31.12.2010:          EURO 378.000,00
                     31.12.2011:          EURO 252.000,00
                     31.12.2012:          EURO 126.000,00

    The compensation payment becomes due on the above mentioned last day of the rental period and as of this point in time interest of at least the legal interest rate according to ss. 288 subsection 2 BGB (civil code) will be charged.

Should the total investment volume be reduced by more than EURO 50 000.00, the compensation payments are to be reduced as a percentage in accordance with the shortfall in relation to the total investment volume (for example (euro) 100
000.00 / (euro) 3 054 000.00 = 3.27 %). In this case the change must be mutually agreed and specified in writing prior to begin of the rental contract.

                              ss. 15 Miscellaneous

1. Subsequent changes and additions to this rental contract must be in written form. This also applies to partial waiver of the requirement for written form. .

2. Should provisions of the contract be ineffective, remaining provisions are not affected. The ineffective provision is to be replaced by an effective one closest in meaning to the desired economic purpose. Should a provision be missing regarding circumstances which should be regulated, the parties must agree on a provision which reasonably takes into account the interests of both parties.

3.    The attachments are elements of this contract.
4.

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Radolfzell, dated_____________            ______________, dated _________




Signature of Landlord                     Signature of Tenant